EXHIBIT 16.1

LETTER FROM LL BRADFORD & COMPANY, LLC

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

June 25, 2013

Dear Sir/Madam:

We have read the statements included in the Form 8-K dated June 25, 2013, of U-Swirl, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in Item 4.01 insofar as they relate to our firm.

Very truly yours,

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC
Las Vegas, Nevada

702-735-5030 ● 8880 West Sunset Road, Third Floor, Las Vegas NV 89148 ● www.llbradford.com